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                                                                       EXHIBIT 2

                  PLAN OF REORGANIZATION AND MERGER AGREEMENT

       This Plan of Reorganization and Merger Agreement is entered into as of _______ __, 1998, by and between East-West Bank ("Bank"), East West Merger Co., Inc. ("Merger Co."), and East West Bancorp, Inc. ("Company").

                           RECITALS AND UNDERTAKINGS

      A. Bank is a California banking corporation with its principal office in the City of San Marino, California. Merger Co. is a corporation organized and existing under the laws of the State of California with its principal offices in the City of San Marino, California. Company is a corporation organized and existing under the laws of the State of Delaware with its principal offices in the City of San Marino, California.

      B. As of June 30, 1998, Bank had 50,000,000 shares of common stock, no par value per share ("Bank Common Stock"), authorized and 23,775,000 shares issued and outstanding.

      C. As of the date hereof, Merger Co. has 100 shares of common stock, no par value per share ("Merger Co. Common Stock"), authorized, and at the time of the merger referred to herein 100 of such shares of Merger Co. Common Stock will be outstanding, all of which outstanding shares will be owned by Company.

      D. As of the date hereof, Company has 55,000,000 shares of capital stock authorized, of which 50,000,000 shares are common stock, $0.001 par value per share ("Company Common Stock"), and 5,000,000 shares are preferred stock, $0.001 par value per share ("Company Preferred Stock"), of which 100 shares of Company Common Stock will be outstanding and no shares of Company Preferred Stock will be outstanding at the time of the merger referred to herein.

      E. The Boards of Directors of Bank and Merger Co. have, respectively, approved this Agreement and authorized its execution; and the Board of Directors of Company has approved this Agreement and has authorized the Company to join in and be bound by this Agreement, and authorized the undertakings and representations made herein by Company.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements, and undertakings of the parties herein set forth and for the purpose of prescribing the terms and conditions of the merger, the parties hereto agree as follows:

                                   SECTION 1.
                                    GENERAL

      1.1 THE MERGER. On the Effective Date, Merger Co. shall be merged into Bank, which shall be the surviving corporation (the "Surviving Corporation") and a subsidiary of Company, and the name of the Surviving Corporation shall be "East West Bank."

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      1.2 EFFECTIVE DATE.  The merger described herein shall become effective, and actions to consummate such merger shall commence, at the close of business on the date (the "Effective Date") upon which an executed counterpart of this Agreement (as amended, if necessary, to conform to any requirements of law or governmental authority or agency, which requirements are not materially in contravention of any of the substantive terms hereof) shall have been filed with the Office of the Secretary of State of the State of California, in accordance with Section 1103 of the California Corporations Code.

      1.3 ARTICLES OF INCORPORATION, BYLAWS, CERTIFICATE OF AUTHORITY, AND DEPOSIT INSURANCE COVERAGE. At the close of business on the Effective Date, the Articles of Incorporation of Bank, as in effect immediately prior to such time on the Effective Date, shall be and remain the Articles of Incorporation of the Surviving Corporation, except that the Articles of Incorporation shall be amended such that the name of the Surviving Corporation shall be East West Bank; the Bylaws of Bank shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed; the Certificate of Authority of Bank issued by the Commissioner of Financial Institutions of the State of California shall be and remain the Certificate of Authority of the Surviving Corporation; and Bank insurance of deposits coverage by the Federal Deposit Insurance Corporation shall be and remain the deposit insurance of the Surviving Corporation.

      1.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the close of business on the Effective Date, the directors and officers of Bank immediately prior to such time on the Effective Date shall be and remain the directors and officers of the Surviving Corporation. Directors of the Surviving Corporation shall serve until the next Annual Meeting of Shareholders of the Surviving Corporation or until such time as their successors are elected and have qualified.

      1.5 EFFECT OF THE MERGER.

          (a) ASSETS AND RIGHTS. At the close of business on the Effective Date and thereafter, all rights, privileges, franchises and property of Merger Co., and all debts and liabilities due or to become due to Merger Co., including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by Merger Co.

          (b) LIABILITIES. At the close of business on the Effective Date and thereafter, all debts, liabilities, and obligations due or to become due of, and all claims and demands for any cause existing against, Merger Co. shall be and become the debts, liabilities or obligations of, or the claims and demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them.

          (c) CREDITORS' RIGHTS AND LIENS. At the close of business on the Effective Date and thereafter, all rights of creditors of Merger Co., and all liens upon the property

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of Merger Co., shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Date.

          (d) PENDING ACTIONS. At the close of business on the Effective Date and thereafter, any action or proceeding pending by or against Merger Co. shall not be deemed to have abated or been discontinued, but may be pursued to judgment with the full right to appeal or review. Any such action or proceeding may be pursued as if the merger described herein had not occurred, or with the Surviving Corporation substituted in place of Merger Co., as the case may be.

      1.6 FURTHER ASSURANCES. Bank and Merger Co. each agree that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property rights, privileges, powers, immunities, franchises and interests referred to in this Section 1, or otherwise to carry out the intent and purposes of this Agreement.

                                   SECTION 2.
                           TREATMENT OF CAPITAL STOCK

      2.1 STOCK OF MERGER CO. At the close of business on the Effective Date, each share of Merger Co. Common Stock issued and outstanding immediately prior thereto shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one share of fully paid nonassessable Bank Common Stock as the Surviving Corporation.

      2.2 STOCK OF BANK. At the close of business on the Effective Date, each share of Bank Common Stock issued and outstanding immediately prior thereto shall, by virtue of the merger described herein, and without any action on the part of the holder thereof, be exchanged for and converted into one share of fully paid nonassessable Company Common Stock, in accordance with the provisions of Paragraph 2.3.

      2.3 EXCHANGE OF STOCK BY BANK SHAREHOLDERS. The conversion of the shares of Bank provided in Paragraph 2.2 above shall occur automatically at the close of business on the Effective Date without action by the holders thereof. Each share certificate evidencing ownership of shares of Bank Common Stock thereupon shall be deemed to evidence one share of Company Common Stock. Each holder of shares of Bank Common Stock may but is not required to surrender such holders share certificate or certificates to the Company, or an Exchange Agent appointed by the Company, and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which such holders shares theretofore represented by a certificate or certificates so surrendered shall have been converted.

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     2.4  EMPLOYEE STOCK OPTIONS AND INCENTIVES.  At the close of business on the Effective Date, the Company will assume Bank's rights and obligations under Bank's 1998 Employee Stock Incentive Plan (the "Plan") and under each of the outstanding options and incentives previously granted under the Plan (each such option and incentive existing immediately prior to the Effective Date being an "existing award" and each such option or incentive so assumed by the Company being called an "assumed award"), by which assumption all rights of a grantee of an existing award relating to Bank Common Stock shall become the same right with respect to Company Common Stock on a one for one basis. Each assumed award, subject to such modification as may be required, shall constitute a continuation of the existing award substituting the Company for Bank and employment by the Company or any of its subsidiaries for employment by the Bank. The price per share of Company Common Stock at which the assumed award (or any installment) may be exercised shall be the price as was applicable to the purchase of the Bank Common Stock pursuant to the existing award, and all other terms and conditions applicable to the assumed awards shall, except as herein provided, be unchanged. Upon consummation of the merger, the Plan shall be terminated assumed awards shall become awards made pursuant to Company's 1998 Employee Stock Incentive Plan.

      2.5 STOCK OF COMPANY. At the close of business on the Effective Date, each share of Company Common Stock issued and outstanding immediately prior thereto shall, by virtue of the merger described herein, be canceled.

                                   SECTION 3.
        OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE OF MERGER

      3.1 STOCKHOLDER APPROVALS. As soon as practicable, this Agreement shall be duly submitted to stockholders of Bank, Merger Co. and Company for the purpose of considering and acting upon this Agreement in the manner required by law. Each of the parties shall use its best efforts to obtain the requisite approval of its stockholders to this Agreement and the transactions contemplated herein.

      3.2 REGULATORY APPROVALS. Each of the parties hereto shall execute and file with the appropriate regulatory authorities all necessary documents and instruments and shall take every reasonable and necessary step and action to comply with and to secure such regulatory approval of this Agreement and the transactions contemplated herein as may be required by all applicable statutes, rules and regulations, including without limitation the consents and approvals referred to in Paragraphs 4.1(b), 4.1(c), and 4.1(d).

                                   SECTION 4.
           CONDITIONS PRECEDENT, TERMINATION, AND PAYMENT OF EXPENSES

      4.1 CONDITIONS PRECEDENT TO THE MERGER. Consummation of the merger described herein is subject to satisfaction of the following conditions:

          (a) Ratification and confirmation of this Agreement by the respective stockholders of Bank, Merger Co. and Company, in accordance with the applicable provisions of law;

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          (b) Obtaining all other consents and approvals, on terms and conditions satisfactory to each of the parties hereto, and satisfying all other requirements, prescribed by law or otherwise, which are necessary for the merger described herein to be consummated, including without limitation: approvals from the Federal Deposit Insurance Corporation, the Commissioner of Financial Institutions of the State of California, and the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, approval from the California Commissioner of Corporations under the California Corporate Securities Law of 1968 and authorizations, to the extent necessary under applicable blue sky laws with respect to the securities of the Company issued upon consummation of the merger, and the declaration as effective by the Securities and Exchange Commission of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities of the Company issuable upon consummation of the merger,

          (c) Issuance (unless waived by each of the parties hereto) of a favorable ruling by the Internal Revenue Service of the United States Department of the Treasury, in form and substance satisfactory to each of the parties hereto and their counsel, with respect to the tax consequences to the parties and their stockholders of the merger described herein;

          (d) Procuring all other consents or approvals, governmental or otherwise, which in the opinion of counsel for Bank are or may be necessary to permit or to enable the Surviving Corporation to conduct, upon and after the merger described herein, all or any part of the business and other activities in which Bank will be engaged up to the time of such merger, in the same manner and to the same extent Bank engages in such businesses and other activities immediately prior to such merger;

          (e) Bank obtaining for Company prior to the Effective Date, a letter, in form and substance satisfactory to legal counsel for Company, signed by each person who is an "affiliate" of Bank for purposes of Rule 145 promulgated under the Securities Act, to the effect that (i) such person will not dispose of any shares of Company Common Stock to be received in the merger, in violation of the Securities Act or the rules and regulations promulgated thereunder, an in any event such person will not dispose of such shares prior to such time as financial results covering at least thirty days of post-merger combined operations have been published, and (ii) such person consents to the placing of a legend on the certificate(s) evidencing such shares, restricting transfer of such shares and referring to the issuance of such shares in a transaction in which Rule 145 applies and to the giving of stop-transfer instructions to Company's transfer agent(s) with respect to such certificate(s); and

          (f) Performance by each of the parties hereto of all obligations under this Agreement which are to be performed prior to the consummation of the merger described herein.

      4.2 TERMINATION OF THE MERGER.  If any condition specified in Paragraph
4.1 has not been fulfilled, or prior to the Effective Date a majority of the members of the Board of Directors of any of the parties hereto has determined that:

          (a) The number of shares of Bank Common Stock voting against the merger makes consummation of the merger inadvisable; or

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          (b) Any action, suit, proceeding or claim relating to the merger described herein has been instituted, made or threatened which makes consummation of the merger inadvisable; or

           (c) For any other reason consummation of the merger is inadvisable;

then this Agreement may be terminated at any time before the merger becomes effective. Upon termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the parties or their respective directors, officers, employees, agents or shareholders.

     4.3 AMENDMENT, MODIFICATION, ETC. Bank, Company, and Merger Co., by mutual consent of their respective boards of directors, to the extent permitted by applicable law, may amend, modify, supplement, and interpret this Agreement in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by shareholders of the Bank, Company, and Merger Co., as applicable; provided, however, that no such amendment, modification, or supplementation shall change the number or kind of securities to be issued by Company in exchange for each security of Bank, or any other principal term, except by the affirmative action of such shareholders as required by law.

      4.4 EXPENSES OF THE MERGER. All expenses of the merger, described herein, including, without limitation, filing fees, printing costs, mailing costs, accountant's fees and legal fees, shall be borne jointly by the Surviving Corporation and Company; provided, however, that if the merger is abandoned for any reason, then all of such expenses shall be paid by Bank.

                                   SECTION 5.
                                 MISCELLANEOUS

      5.1 ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties with respect to the subject matter of this Agreement other than those set forth herein or those provided for herein.

      5.2 GOVERNING LAW. This Agreement has been executed in the State of California and the laws of such State shall govern the validity and the interpretation hereof and the performance by the parties hereto.

      5.3 COUNTERPARTS. To facilitate the filing of this Agreement, any number of counterparts hereof maybe executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     5.4 RIGHTS OF DISSENTING SHAREHOLDERS. To the extent required by the California General Corporation Law, any shareholder of Bank who holds shares that were not voted in favor of the merger may be permitted, by complying with the procedures set forth in Chapter 13 of the General Corporation Law of California, to require Bank to purchase for cash such shares at their fair market value.

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                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization and Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.

EAST-WEST BANK                           EAST-WEST BANCORP, INC.



------------------------------           ------------------------------
Dominic Ng                               Dominic Ng
Chairman of the Board,                   Chairman of the Board,
President and Chief                      President and Chief
Executive Officer                        Executive Officer



------------------------------           ------------------------------
Douglas P. Krause                        Douglas P. Krause
Secretary                                Secretary


EAST WEST MERGER CO., INC.



------------------------------
Dominic Ng
Chairman of the Board,
President and Chief
Executive Officer



------------------------------
Douglas P. Krause
Secretary

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